EXHIBIT 3.1
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                                                                EXHIBIT 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
AVON PRODUCTS, INC.

Under Section 807 of the Business Corporation Law


     We, HICKS B. WALDRON and W. THOMAS KNIGHT, being respectively Chairman of the Board and Secretary of AVON PRODUCTS, INC. (the
"Corporation"), do hereby certify as follows:

     1.  The name of the Corporation is
         AVON PRODUCTS, INC.

     2. The name under which the Corporation was formed is California Perfume Company, Inc.

     3. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on January 27, 1916, and Restated Certificates of Incorporation were filed by the Department of State of the State of New York on May 3, 1984, April 11, 1986, and May 5, 1988.

     4. The text of the Certificate of Incorporation of the Corporation as heretofore amended is hereby restated without amendment or change to read as herein set forth in full:

     ARTICLE I:  The corporate name is

                  AVON PRODUCTS, INC.

     ARTICLE II:  The purposes for which the Corporation is formed are:

     To develop, manufacture, produce, provide, operate, distribute and deal in and with services, property and goods of all kinds including without limitation engaging in the manufacture and distribution of cosmetics and toiletries.

     To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.

     ARTICLE III: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 225,000,000 shares, divided into two classes consisting of 200,000,000 shares of Common Stock, par value $.50 per share (the "Common Stock"), and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

     The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

     The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more classes or
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series and, in connection with the creation of any such class or series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof the designation, powers and relative participating, optional, or other special rights of such class or series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

     The holders of capital stock of the Corporation shall not have any preemptive rights.

     ARTICLE lllA.  Series A Junior Participating Preferred Stock:

     1. Designation and Amount. An aggregate of 800,000 shares of Preferred Stock, par value $l.00, of the Corporation are hereby constituted as a series designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     2.  Dividends and Distributions.

     a. Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.50 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
(a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount
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by a fraction, the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     b. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 1 of this Section A immediately after it declares a dividend or distribution on the Common
Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $l0 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     c. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         a. Subject to the provision for adjustment, hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
     (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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        b.  Except as otherwise provided herein, in any other
Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no voting rights.

     4.  Certain Restrictions.

         (a). Whenever quarterly dividends or other dividends or distribution payable on the Series A Preferred Stock as provided in Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Preferred Stock; or

             (iv) redeem or purchase or otherwise acquire for consideration shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph 1 of this Section D purchase or otherwise acquire such shares at such time and in such manner.
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     5.  Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitles immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and /or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change
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of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

ARTICLE IIIB. There is hereby established a series of the Corporation's authorized shares of Preferred Stock of the par value of $1 each ("Preferred Stock"), and the authorized number of shares of that series, and the designation, relative rights, preferences and limitations thereof are as follows:

     1. Designation. The series of Preferred Stock established hereby shall be designated the "$2.00 Preferred Equity-Redemption Cumulative Stock" (hereinafter called the "$2.00 Redeemable Preferred Stock") and the authorized number of shares of $2.00 Redeemable Preferred Stock shall be 18,000,000 shares.

     2. Dividends. (a) In respect of the period beginning on June 1, 1988 and ending on and including September 1, 1991 (the "Preference Period"), the holders of outstanding shares of the $2.00 Redeemable Preferred Stock will be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the per share rate of $2.00 per annum and not more, payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 1988. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceeding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the $2.00
Redeemable Preferred Stock in respect of the Preference Period will be cumulative from June 1, 1988 to and including the earliest to occur of September 1, 1991, the date of redemption of the $2.00 Redeemable Preferred Stock and the date of final distribution of assets upon Liquidation (as hereinafter defined) of the Corporation. In the case of shares of $2.00 Redeemable Preferred Stock issued upon transfer, dividends in respect of the Preference Period shall be cumulative from the quarterly dividend payment date next preceding the date of issue of such shares to which dividends have been paid, unless the date of issue is a quarterly dividend payment date or is a date after the record date for the determination of holders of shares of $2.00 Redeemable Preferred Stock entitled to receive a quarterly dividend and before such quarterly dividend payment date, in either of which events such dividends shall be cumulative from such quarterly dividend date; provided that, if dividends shall not be paid to
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that quarterly dividend date, then dividends shall be cumulative from the quarterly dividend date to which dividends have been paid or, if dividends have never been paid, from June 1, 1988. Accumulated dividends shall not bear interest. Dividends payable on the $2.00 Redeemable Preferred Stock for any period less than a full quarter dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) No dividend shall be declared or paid or set apart for payment on, and no other distribution shall be ordered or made in respect of, Common Stock or on any other class of stock of the Corporation ranking junior to or on a parity with the $2.00 Redeemable Preferred Stock as to dividends (other than dividends payable in Common Stock or in any other class of stock of the Corporation ranking junior to the $2.00 Redeemable Preferred Stock as to dividends and distribution of assets upon Liquidation) or distribution of assets upon Liquidation, and no payment shall be made for or set aside for the purchase or redemption of any other class of stock of the Corporation ranking junior to or on a parity with the $2.00 Redeemable Preferred Stock as to dividends or distribution of assets upon Liquidation, until full cumulative dividends payable for all past quarterly dividend periods in the Preference Period and for the current dividend period (if during the Preference Period) on all outstanding shares of the $2.00 redeemable Preferred Stock have been paid, or declared and set apart for payment, in full; provided that the Corporation may pay less than all cumulated and unpaid dividends on any class or series of stock ranking on a parity with the $2.00 Redeemable Preferred Stock in respect of dividends if such payment is made ratably in accordance with the respective cumulated and unpaid dividends on the $2.00 Redeemable Preferred Stock and such series of stock ranking on a parity with the $2.00 Redeemable Preferred Stock in respect of dividends.

     3. Redemptions. (a) Final Redemption. On September 1, 1991 (the "Final Redemption Date"), the Corporation shall redeem, to the fullest extent permitted by applicable law, all outstanding shares of $2.00 Redeemable Preferred Stock in exchange for, and through the issue by the Corporation in the manner provided hereinafter of, fully paid and non-assessable shares of Common Stock. On such date, a holder of shares of $2.00 Redeemable Preferred Stock shall receive, upon redemption of the $2.00 Redeemable Preferred Stock, the number of shares of Common Stock equal to the product of the common equivalent rate (determined as Final Redemption Date, multiplied by the number of shares of $2.00 Redeemable Preferred Stock owned by such holder, together with an amount in cash equal to accrued and unpaid dividends to the Final Redemption Date, whether or not earned or declared, out of funds legally available therefor. If for any reason the Corporation does not redeem all outstanding shares of $2.00 Redeemable Preferred Stock as provided in this paragraph (a), then the Corporation shall so redeem such shares as promptly as practicable and, until all outstanding shares of $2.00 Redeemable Preferred Stock have been so redeemed (i) no dividend shall be declared or paid or set apart for payment on, and no other distribution shall be ordered or made in respect of, the Common Stock or any other class of stock ranking junior to or on a parity with the $2,00 Redeemable Preferred Stock as to dividends or distribution of assets upon Liquidation, (ii) no payment shall be made or set aside for the purchase or redemption of any class of stock of the Corporation ranking junior to or on a parity with the $2.00 Redeemable Preferred Stock as to dividends or distribution of assets upon Liquidation, and (iii) the Corporation shall not take any of the actions specified in paragraph (d)
 (A) (ii)-(iv) of this Section 3.
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     (b)  Accelerated Redemption.  In the event (i) of any consolidation or merger of the Corporation as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other assets with respect to or in exchange for Common Stock or of any sale or
(ii) the Corporation shall pay any regular quarterly cash dividend or any other cash dividend with respect to shares of its Common Stock at a cumulative rate per annum equal to or greater then $1.50 per share, then the Corporation shall redeem all outstanding shares of $2.00 Redeemable Preferred Stock (y) in the case of clause (i) above, on the day of the con-summation of such consolidation, merger, sale or conveyance, or (z) in the case of clause (ii) above, on the business day next preceding the date fixed as the record date for the determination of holders of shares of Common Stock entitled to receive such cash dividend. In any such event, the shares of $2.00 Redeemable Preferred Stock shall be redeemed in exchange for, and through the issue by the Corporation in the manner provided hereinafter of, fully paid and non-assessable shares of Common
Stock (determined as to each holder of shares of $2.00 Redeemable Preferred Stock by multiplying the number of shares of $2.00 Redeemable Preferred
Stock owned by such holder and the common equivalent rate in effect on such day) plus a premium per share determined as set forth below, together with accrued and unpaid dividends to the date fixed for redemption, whether or not earned or declared.

If redeemed during                                 Premium
the period beginning                               Per Share

June 1, 1988                                         $3.25
September 1, 1988                                    $3.00
December 1, 1988                                     $2.75
March 1, 1989                                        $2.50
June 1, 1989                                         $2.25
September 1, 1989                                    $2.00
December 1, 1989                                     $1.75
March 1, 1990                                        $1.50
June 1, 1990                                         $1.25
September 1, 1990                                    $1.00
December 1, 1990                                     $0.75
March 1, 1991                                        $0.50
June 1, 1991                                         $0.25
July 1, 1991                                         $0.00

At the Corporation's option such premium and accrued and unpaid dividends may be paid in cash out of funds legally available therefor or in shares of Common Stock. If the Corporation elects to pay such amounts in Common Stock, the number of shares of Common Stock payable in respect thereof for each share of $2.00 Redeemable Preferred Stock shall be determined by dividing the aggregate of such amounts per share by the current market price (as defined in clause (E) of paragraph (d) of this Section 3) of the Common Stock on the second Trading Date preceding the date fixed for redemption pursuant to this paragraph (b).

     (c)  Optional Redemption.  The shares of $2.00 Redeemable
Preferred Stock may be redeemed by the Corporation, at its option, as a whole or in part (subject to the last sentence of this paragraph (c) ), at any time or from time to time prior to September 1, 1991 subject to the notice provisions set forth in paragraph (k) of this Section 3, at the following redemption prices, plus an amount equal to accrued and unpaid
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dividends to the date fixed for redemption, whether or not earned or declared (the redemption price plus such accrued and unpaid dividends, collectively, the "Call Price"):

If redeemed during                                 Redemption
the period beginning                               Price Per Share

June 1, 1988                                            $34.75
September 1, 1988                                       $34.50
December 1, 1988                                        $34.25
March 1, 1989                                           $34.00
June 1, 1989                                            $33.75
September 1, 1989                                       $33.50
December 1, 1989                                        $33.25
March 1, 1990                                           $33.00
June 1, 1990                                            $32.75
September 1, 1990                                       $32.50
December 1, 1990                                        $32.25
March 1, 1991                                           $32.00
June 1, 1991                                            $31.75
July 1, 1991                                            $31.50

At the Corporation's option the Call Price may be paid in cash of funds
legally available therefor or in shares of Common Stock.   If  the
Corporation elects to pay the Call Price in Common Stock, the number of shares of Common Stock payable pursuant to this paragraph (c) for each share of $2.00 Redeemable Preferred Stock shall be determined by dividing the Call Price per share by the current market price (as defined in clause
(E) of paragraph (d) of this Section 3) of the Common Stock on the second Trading Date preceding the date notice of redemption is first mailed to holders of $2.00 Redeemable Preferred Stock as provided in paragraph (k) of this Section 3. In no event shall the Corporation redeem less than all the outstanding shares of $2.00 Redeemable Preferred Stock pursuant to this paragraph (c) unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of $2.00 Redeemable Preferred stock for all past dividend periods during the Preference Period.

     (d) Common Equivalent Rate; Cash Option; Adjustments. The common equivalent rate to be used to determine the number of shares of Common stock to be delivered on the redemption of the $2.00 Redeemable Preferred Stock in exchange for shares of Common Stock pursuant to para-graph (a) or (b) of this Section 3 shall be initially one (1) share of Common Stock for each share of $2.00 Redeemable Preferred Stock; provided that such common equivalent rate shall be subject to adjustment from time to time in certain instances provided below in this paragraph (d). All adjustments to the common equivalent rate shall be calculated to the nearest 1/100th of a share of Common Stock. The common equivalent rate in effect at any time is herein called the "common equivalent rate." Anything in paragraph (a) or (b) of this Section 3 notwithstanding at the Corporation's option, the Corporation may redeem the $2.00 Redeemable Preferred Stock for cash in lieu of redeeming the $2.00 Redeemable Preferred Stock in exchange for Common Stock. If the Corporation elects to pay the redemption price in cash, the amount payable for each share of $2.00 Redeemable Preferred Stock shall be the product of the current market price (as defined in clause (E) of paragraph (d) of this Section 3) of the Common Stock on the second Trading Date preceding (i) in the case of
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paragraph (a), the date notice of redemption is first mailed to holders of
$2.00 Redeemable Preferred Stock as provided in paragraph (k) of this
Section 3 and (ii) in the case of paragraph (b), the date fixed for redemption, multiplied by the number of shares of Common Stock to which the holder of such share of $2.00 Redeemable Preferred Stock would otherwise be entitled pursuant to paragraph (a) or (b) of this Section 3.
        (A) If the Corporation shall (i) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock, (ii) subdivide or split its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or
(iv) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Corporation, the common equivalent rate in effect immediately prior thereto shall be adjusted so that the holder of a share of the $2.00 Redeemable Preferred Stock surrendered for redemption shall be entitled to receive the number of share of Common Stock of the Corporation which he would have owned or been entitled to receive after the happening of any of the events described above had such shares of the $2.00 Redeemable Preferred Stock been surrendered for redemption at the common equivalent rate in effect immediately prior to such time. Such adjustments shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification; and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (B) and (C) below.

     (B) If the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or pur-chase shares of Common Stock at a price per share less than the current market price per share (determined pursuant to clause (E) below) of the Common Stock on the record date mentioned below, then in each case the common equivalent rate shall be adjusted by multiplying the common equivalent rate in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price). Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the common equivalent rate shall be readjusted to the common equivalent rate which would then be in effect had the adjustments made upon the issuance of such
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rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.

     (C) If the Corporation shall distribute to all holders of its indebtedness or other assets (excluding any cash dividends or distributions and dividends referred to in clause (A) above), or shall distribute to all holders of its Common Stock rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (other than those referred to in clause (B) above), then in each such case the common equivalent rate shall be adjusted by multiplying the common equivalent rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the current market price per share of Common Stock (determined pursuant to clause (E) below) on the record date mentioned below, and of which the denominator shall be such current market price of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

     (D) Anything in this Section 3 notwithstanding, the Corporation shall be entitled to make such adjustments in the common equivalent rate, in addition to those required by this Section 3, as it inits discretion shall determine to be advisable in order that any stock distribution of securities convertible into or exchangeable for stock, or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, thereafter made by the Corporation to its stockholders shall not be taxable.

     (E) As used in this Section 3, the current market price per share of Common Stock on any date shall be the average of the daily Closing Prices for the ten (10) consecutive Trading Dates ending on the date of determination of the current market price.

     (F) In any case in which this Section 3 shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for redemption pursuant to paragraph (a), (b) or (c) of this Section 3 occurs after such record date, but before the occurrence of such event, the Corporation may elect to defer until after the occurrence of such event
(i) issuing to the holder of any shares of the $2.00 Redeemable Preferred Stock surrendered for redemption the additional shares of Common Stock issuable upon such redemption over and above the shares of Common Stock issuable upon such redemption on the basis of the common equivalent rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (f) of this Section 3.

     (e) Notice of Adjustments. Whenever the common equivalent rate is adjusted as herein provided:

         (A) The Corporation shall forthwith compute the adjusted common equivalent rate in accordance with this Section 3 and shall prepare a certificate signed by the Chief Executive Officer, the President or the Chief Financial Officer and by the Treasurer or an Assistant
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Treasurer of the Corporation setting forth the adjusted common equivalent rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and such certificate shall forthwith be filed at its principal office and with the transfer agent or agents for the $2.00 Redeemable Preferred Stock and the Common Stock; and

         (B) A notice stating that the common equivalent rate has been adjusted, the facts requiring such adjustments and upon which such adjustments are based and setting forth the adjusted common equivalent rate shall be mailed to the holders of record of the outstanding shares of the $2.00 Redeemable Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the quarterly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter.

     (f) Fractional Shares. No fractional shares of Common Stock shall be issued upon redemption of shares of the $2.00 Redeemable Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the $2.00 Redeemable Preferred Stock surrendered for redemption at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Closing Price of the Common Stock on the last second Trading Date preceding the date fixed for redemption.

     (g) Reservation of Shares. The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock the maximum number of shares of Common Stock for which all shares of $2.00 Redeemable Preferred Stock from time to time outstanding are redeemable, but shares of Common Stock held in the treasury of the Corporation may in its discretion be delivered upon any redemption of shares of $2.00 Redeemable Preferred Stock.

     (h) Taxes. The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on redemption of shares of $2.00 to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock in a name other than that in which the shares of $2.00 Redeemable Preferred Stock so redeemed were registered and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

     (i)  Cancellation.  Shares of $2.00 Redeemable Preferred
Stock redeemed shall be canceled and shall have the status of authorized but unissued shares of Preferred Stock, but such shares shall not be reissued as shares of $2.00 Redeemable Preferred Stock.

     (j)  Definitions.  As used in this Section 3, the term
"Closing Price" on any day shall mean the last reported sales price regular way on such day or in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if
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not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose, and the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange), is open for the transaction of business.
     (k) Notice of Redemption. The Corporation will cause notification of any redemption of shares of $2.00 Redeemable Preferred
Stock to be mailed, first class postage prepaid, to record holders of the $2.00 Redeemable Preferred Stock to be redeemed at such holder's address as it appears on the stock register of the Corporation, not less than 30 nor more than 60 days prior to the date fixed for redemption. Each such notice shall state: (1) the redemption date; (2) the number of shares of $2.00 Redeemable Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price and whether the redemption price shall be paid in cash or in Common Stock or a combination thereof; (4) the place or places where certificates for such shares are to be surrendered for redemption; and (5) that dividends on the shares of $2.00 Redeemable Preferred Stock to be redeemed will cease to accrue on such redemption date unless default shall be made in providing the funds or shares of Common Stock at the time and place specified for the payment of the redemption price. The Corporation's obligation to provide funds or shares of Common Stock in accordance with this Section 3 shall be deemed fulfilled if on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in New York City and having a capital and surplus of at least $50,000,000, funds or shares of Common Stock necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds or shares of Common Stock be applied to the redemption of the shares of $2.00 Redeemable Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds or shares of Common Stock so deposited and unclaimed at the end of three years from such redemption date shall be repaid or released to the Corporation, after which the holder or holders of such shares of $2.00 Redeemable Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price. Each holder of shares of $2.00 Redeemable Preferred Stock called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds or shares of Common Stock necessary for the redemption shall have been either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares so to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company as provided above, then, notwithstanding that the certificates evidencing any shares of $2.00 Redeemable Preferred Stock so called for redemption shall not have been surrendered, the shares represented thereby
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so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor. If ess than all the outstanding shares of $2.00 Redeemable Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of $2.00 Redeemable Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

     4. Liquidation Rights. In the event of any voluntary or invol-untary liquidation, dissolution or winding up (collectively, a "Liquidation") of the Corporation, the holders of shares of $2.00 Redeemable Preferred Stock shall be entitled to have paid to them out of the assets of the Corporation, before any distribution is made to or set apart for the holders of any shares of Common Stock, or of any class or series of stock of the Corporation ranking junior to the $2.00 Redeemable Preferred Stock in respect of distribution of assets upon Liquidation, an amount equal to $1.00 per share, plus an amount equal to any dividends applicable to the Preference Period which have accumulated but have not been paid on or prior to the date of final distribution to holders of $2.00 Redeemable Preferred Stock. If upon any Liquidation of the Corporation the assets of the Corporation or proceeds thereof distributable among the holders of shares of $2.00 Redeemable Preferred Stock and of any class or series of stock ranking on a parity with the $2.00 Preferred Stock as to distribution of assets upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable to such holders with respect to such shares if all amounts payable thereon were paid in full. After payment of the full preferential amount to which holders of $2.00 Redeemable Preferred Stock are entitled as aforesaid, the holders of shares of $2.00 Redeemable Preferred Stock will participate ratably with the holders of Common Stock in any distribution of the remaining assets of the Corporation or proceeds thereof, each holder of shares of $2.00 Redeemable Preferred Stock to participate in any such distribution on the basis of the number of shares of Common Stock determined by multiplying the number of shares of $2.00 Redeemable Preferred Stock owned by such holder and the common equivalent rate in effect at the time of such distribution. For purposes of this Section 4, the voluntary sale lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations shall not be deemed to be a Liquidation.

     5. Voting Rights. In addition to any voting rights that the holders of shares of $2.00 Redeemable Preferred Stock shall be entitled pursuant to any other provision of the Certificate of Incorporation or applicable law, each outstanding share of $2.00 Redeemable Preferred Stock is entitled to vote on all matters submitted to a vote of stockholders of the Corporation, each holder of shares of $2.00 Redeemable Preferred Stock to have the number of votes equal to the product of the number of shares of $2.00 Redeemable Preferred Stock owned by such holder multiplied by the
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common equivalent rate in effect on the record date for determining the stockholders of the Corporation entitled to vote; provided, that in the case of clauses (a), (b) and (c) below each share of $2.00 Redeemable Preferred Stock shall be entitled to one vote per share. The $2.00 Redeemable Preferred Stock and the Common Stock shall vote as a single class on all matters submitted to a vote of stockholders of the Corporation, except that, for so long as any shares of $2.00 Redeemable Preferred Stock shall be outstanding:

     (a) The Corporation shall not, without the affirmative vote of holders of two-thirds of the aggregate number of shares of $2.00 Redeemable Preferred Stock at the time outstanding, given by such holders together as one class, and given by vote in person or by proxy at a meeting duly called for that purpose or given in writing, alter or change the rights, preferences or limitations given to the $2.00 Redeemable Preferred Stock herein so as to affect the holders of the $2.00 Redeemable Preferred Stock adversely;

     (b) The Corporation shall not, without the affirmative vote of the holders of two-thirds of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series and given by vote in person or by proxy at a meeting duly called for that purpose or given in writing:

          (i) Alter or change the rights, preferences or limitations given to Preferred Stock so as to affect the holders of Preferred Stock adversely, or

         (ii) Authorize or create any class or stock ranking, either as to payment of dividends or distribution of assets, prior to such Preferred Stock; and

     (c) The Corporation shall not without the affirmative vote or written consent of the holders of a majority of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series and given by vote in person or by proxy at a meeting duly called for that purpose or given in writing, increase the authorized number of shares of Preferred Stock or authorize or create any class of stock ranking, either as to payment of dividends or distributions of assets, on a parity with such Preferred Stock.

     6. Additional Voting Rights. The voting rights specified in this Section 6 are in addition to, and do not otherwise limit, the voting rights specified in Section 5 above.

     (a) If at any time a default in preferred dividends (as the term "default in preferred dividends" is hereinafter defined) with respect to the $2.00 Redeemable Preferred Stock shall exist or is the Corporation shall fail to redeem the $2.00 Redeemable Preferred Stock on the Final Redemption Date, the holders of $2.00 Redeemable Preferred Stock voting separately as a class, shall have the right to elect two members of the Board of Directors, and the holders of Common Stock shall not be entitled to vote in the election of the two directors of the Corporation to be elected as hereinabove provided. If, at the time, the Corporation shall have any other class or series of Preferred Stock outstanding with voting rights substantially similar to those provided in this Section 6, and a default in preferred dividends (as hereinafter defined) with respect to
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such Preferred Stock or a failure to redeem such Preferred Stock in accordance with its terms exists, the holders of such Preferred Stock shall be entitled to vote with the holders of the $2.00 Redeemable Preferred Stock, as a class, to elect such members of the Board. Whenever a default in preferred dividends or a failure to redeem shall exist, the Corporation, upon the written request of the holders of 5% or more of the outstanding shares of all affected series of Preferred Stock, shall call a special meeting of the holders of such Preferred Stock, such special meeting or meetings to be held within 120 days after the date on which such request is received by the Corporation for the purpose of enabling such holders to elect members of the Board of Directors; provided that such special meeting or meetings need not be called if an annual meeting of shareholders of the Corporation for the election of directors shall be scheduled to be held within 120 days. Prior to any such meeting or meetings, the number of directors of the Corporation shall be increased to the extent necessary to provide as additional places on the Board of Directors the directorships to be filled by the directors to be elected thereat. If such meeting shall not be called by the proper officers of the Corporation within twenty days after personal service of such written request upon the Secretary of the Corporation, or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 5% of the shares of all affected series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of such Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meeting of stockholders to be called pursuant to these provisions. Any director elected aforesaid by the holders of such Preferred Stock shall cease to serve as such director whenever all defaults in preferred dividends and all failures to redeem with respect to each affected series of Preferred Stock shall cease to exist. If, prior to the end of the term of any director elected in accordance with the provisions of this Section 6, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term by the remaining director elected by the holders of the Preferred Stock which elected the director whose office shall have become vacant. If there shall be a vacancy in the office of both of such directors, such vacancies shall be filled by another election in accordance with this paragraph (a).

     (b) At any meeting held for the purpose of electing directors at which the holders of all affected series of Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in this Section 6, the presence, in persona or by proxy of the holders of 50% of the shares of such Preferred Stock then outstanding shall be required to constitute a quorum for the election of any director by the holders of such Preferred Stock as a class. At any such meeting or adjournment thereof, (A) the absence of a quorum of such Preferred Stock shall not prevent the election of directors other than those to be elected by holders of such Preferred Stock voting as a class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of such Preferred Stock voting as a class, and (B) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the
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meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

    (c) For the purposes of this Section 6, a "default in preferred dividends" shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears on all shares of Preferred Stock then outstanding, of each and every series, shall have been paid.

    7. The shares of Common Stock issuable upon redemption of the shares of $2.00 Redeemable Preferred Stock, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be fully paid shares of Common Stock and not liable to any calls or assessments thereon, and the holders thereof shall not be liable for any further payments in respect thereof.

     5.  The amendment to the Certificate of Incorporation of the
Corporation set forth in paragraph 4 of this Certificate was authorized by the Board of Directors on June 3, 1988 pursuant to authority vested in the Board by the Certificate of Incorporation and the By-Laws of the
Corporation and in accordance with Section 502 of the New York Business Corporation Law.
     ARTICLE IV:  The office of the Corporation is to be located in the
City and County of New York, State of New York.
     ARTICLE V:  The number of directors of the Corporation shall be not less than ten (10) nor more than twenty (20).  The number of directors to be chosen within said maximum and minimum limits shall be determined in the manner prescribed by the By-Laws.
     The Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1986, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.
     At each annual meeting of shareholders after 1986, successors to the directors whose terms shall then expire shallbe elected to hold office for terms expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors, by reason of an increasein the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of shareholders. At such annual meeting, such director shall be elected and qualified in the class in which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead.
When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class or classes
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caused to have the greatest or greater number of directorships shall be the class or classes then having the last date or the later dates for the expirationof its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.
     Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of eighty percent of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of a least eighty percent of the combined voting power of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or repeal this
Article V.
     The directors need not be shareholders of the Corporation.
     ARTICLE VI:  At all elections of directors of the Corporation each shareholder shall be entitled to as many votes as shall equal the number of votes which (except for the provisions of this article) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.
     ARTICLE VII:
     (A)  In addition to any affirmative vote required by law or this Restated Certificate of Incorporation,
          1.  any merger of consolidation of the Corporation or any
          Subsidiary (as hereinafter defined) with (a) an Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder, or
          2.  any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one
          transaction or a series of transactions) to or with (a) an Interested Shareholder or (b) an Affiliate of an Interested Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more, or
          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $25,000,000 or more to an
          Interested Shareholder or any Affiliate of an Interested
          Shareholder in exchange for cash, securities or other property
          (or combination thereof), or
          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested
          Shareholder or
          5.  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has
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          the effect, directly or indirectly, of increasing the
          proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) an Affiliate of an Interested Shareholder
shall require either:
          (a)  the approval of a majority of the Disinterested Directors
          (as hereinafter defined) or (b) the affirmative vote of the holders of that amount of the voting power of the Voting Stock (as hereinafter defined) equal to the sum of (1) the voting power of the shares of Voting Stock of which their Interested Shareholder is the beneficial owner and (2) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class; provided, however, that no such vote shall be required for the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Paragraph B of this Article VII.
     (B)  Any purchase by the Corporation of shares of Voting Stock from an Interested Shareholder, other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price
(as hereinafter defined), at the time of such purchase, of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of (i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner (as hereinafter defined) and (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.
     (C) It shall be the duty of any Interested Shareholder:
         (i)  to give or cause to be given written notice to the
          Corporation, immediately upon becoming an Interested
          Shareholder, of such person's status as an Interested
          Shareholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is the beneficial owner,
          and
          (ii)  to notify the Corporation promptly in writing of any change in the information provided in subparagraph (i) of
          this Paragraph (C),
provided, however, that the failure of an Interested Shareholder to comply with the provisions of this Paragraph (C) shall not in any way be construed to prevent the Corporation from enforcing the provisions of Paragraphs A and B of this Article VII.
     (D)  For the purposes of this Article VII:
          1.  "Voting Stock" shall mean the outstanding shares of
          capital stock of the Corporation entitled to vote generally in the election of directors.
          2.  "Person" shall mean any individual, firm, corporation or other entity.
          3.  "Interested Shareholder" shall mean any person (other
          than the Corporation or any Subsidiary) who or which:
             (a)  is the beneficial owner, directly or indirectly, of
             5% or more of the voting power of the outstanding Voting
             Stock; or
             (b)  is an Affiliate of the Corporation and at any time
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             within the two-year period immediately prior to the date
             in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or
             (c)  is an assignee of or has otherwise succeeded to the
              beneficial ownership of any shares of Voting Stock which
             were at any time within the two-year period immediately prior to the date in questions beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
For the purposes of determining whether a person is an Interested
Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          4.  A person shall be a "beneficial owner" of any Voting
          Stock:
             (a) which such person or any of its Affiliates or
             Associates beneficially owns, directly or indirectly; or
             (b) which such person or any of its Affiliates or
             Associates has (i) the right to acquire (whether such
             right is execrable immediately or only after the passage
             of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or
             (ii) the right to vote or to direct the voting thereof
             pursuant to any agreement, arrangement or understanding; or
             (c) which is beneficially owned, directly or indirectly,
             by any other person with which such person or its
             Affiliates or Associates has any agreement, arrangement
             or understanding for the purpose of acquiring, holding,
             voting or disposing of any shares of Voting Stock.
          5.  "Affiliate" or "Associate" shall have the respective
          meanings ascribed to such terms in Rule 12b-2 of the General
          Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on January 1, 1986.
          6.  "Subsidiary" shall mean any corporation of which a
          majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Shareholder set forth in subparagraph 3, the term "Subsidiary" shall mean
          only a corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the
          Corporation.
          7.  "Disinterested Director" shall mean any member of the
          Board of Directors of the Corporation who is unaffiliated
          with an Interested Shareholder and was a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with an Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.
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          8.  "Market Price" means the last closing sale price
          immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock
           Exchange-Listed Stocks.
          9. "Fair Market Value" means: (i) in the case of stock, the Market Price, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.
     (E) A majority of the Disinterested Directors shall have the power to determine for the purpose of this Article VII on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a transaction or series of transactions constitutes one of the transactions specified in Paragraph (A) hereof. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article VII.
     (F)  Notwithstanding any other provision of this Restated
Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or adopt any provision inconsistent with or repeal this Article VII.
     The Secretary of State is designed as the agent of the Corporation upon whom process in any action or proceeding against it may be served; and the address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him pursuant to law is :
        9 West 57th Street
        New York, New York 10019

     ARTICLE VIII: No person who is or was a director of the Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that the foregoing shall not limit the liability of any such person (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained, in fact, a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law of New York or,
(ii) for any act or omission occurring prior to the adoption of this
Article VIII. No Amendment to our repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any such person to the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal. If the Business Corporation law of New York is amended hereafter to expand or limit the liability of a director, then the liability of a person who is or was a director of the Corporation shall be deemed to be expanded to the extent required or limited to the extent permitted by the Business Corporation Law of New York, as so amended.
     5. This restatement of the Certificate of Incorporation was authorized by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, we have subscribed this certificate as of the 4th day of August, 1988, and we affirm the statements contained herein
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as true under the penalties of perjury.


                                     /s/Hicks B. Waldron
                                     Chairman of the Board


                                     /s/W. Thomas Knight
                                     Secretary


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